Exhibit 99.01

Palisade Bio Presents Development Overview of PALI-2108 at the IBD Innovate: Product Development for Crohn’s & Colitis™

– PALI-2108 in development for the treatment of moderate-to-severe ulcerative colitis (UC) advancing towards Phase 1 clinical study before year end

Carlsbad, CA – April 10, 2024 – Palisade Bio, Inc. (Nasdaq: PALI) (“Palisade”, “Palisade Bio” or the “Company”), a biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases, today announced that it presented at IBD Innovate: Product Development for Crohn’s & Colitis™ held April 9-10, 2024 in Cambridge, MA.

As part of the conference, Christophe Mellon, Chief Executive Officer of Giiant Pharma, Inc., the Company’s research partner, and Dr. Mitch Jones, Chief Medical Officer of Palisade Bio gave an oral presentation titled, “Advancing PALI-2108: Discovery to Strategy Positioning,” which discussed the development of PALI-2108, its differentiation and positioning in the competitive landscape as well as a clinical pathway towards late-stage development. The presentation is accessible on the Publications page under the Science section of Palisade Bio’s website, www.palisadebio.com.

“We were pleased to participate with Giiant at the premier IBD conference and provide further information on PALI-2108. We continue to generate a growing body of data from PALI-2108 for the treatment of UC and remain on track to launch our Phase 1 clinical study later this year,” commented Dr. Jones.

As previously announced, the development of PALI-2108 is supported by a $500,000 research program funding agreement with Giiant from the US Crohn’s and Colitis Foundation, through its IBD Ventures program.

PALI-2108 is an orally administered, locally acting colon-specific phosphodiesterase-4 (PDE4) inhibitor prodrug in development for patients affected by UC.

About IBD Innovate

The Crohn’s & Colitis Foundation seeks to accelerate the discovery and development of novel products with the potential to address the unmet needs of patients with IBD. In pursuit of this objective, the foundation launched IBD Ventures to directly fund product discovery and development.

IBD Innovate is the premier IBD product development conference for therapeutics, diagnostics, devices, and digital health.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases. The Company believes that by using a targeted approach with its novel therapeutics it will transform the treatment landscape. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to maintain the Nasdaq listing of our securities; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; and the impact of the COVID-19 pandemic or any global event on our business, and operations, and supply. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its nonclinical and clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to secure additional financing to fund future operations and development of its product candidates. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com